Exhibit 10.4

EXECUTION VERSION

MASTER SALE AND PARTICIPATION AGREEMENT

August 24, 2022

Owl Rock Core Income Corp.

and

ORCIC JV WH LLC

-i-

MASTER SALE AND PARTICIPATION AGREEMENT

Master Sale and Participation Agreement (this “Agreement”) dated as of August 24, 2022 between:

(1)	Owl Rock Core Income Corp., a Maryland corporation (the “Transferor”); and

(2)	ORCIC JV WH LLC, a Delaware limited liability company (the “Transferee”).

RECITALS

(A)

The Transferor owns certain collateral assets described on the annex delivered to the Transferee by the Transferor on or after the date hereof to be attached as on Annex A hereto (the “Collateral Assets”).

(B)

Transferee desires to purchase from Transferor each such Collateral Asset on the applicable date set forth on Annex A (with respect to each such Collateral Asset, the “Transfer Closing Date”). The Transferor desires to sell to the Transferee each Collateral Asset (or, if such sale is not able to be effected on or prior to the Transfer Closing Date, to grant an undivided 100% participation interest therein until such sale is effected) to the Transferee, and the Transferee desires to purchase each Collateral Asset (or, if such sale is not able to be effected on the Transfer Closing Date, to acquire an undivided 100% participation interest therein until such sale is effected) from the Transferor. Each such sale and purchase (or grant and acquisition) of each Collateral Asset (or participation therein, as applicable) is referred to herein as the “Transfer” of such Collateral Asset.

(C)

To the extent that the Transferor and the Transferee are able to satisfy on or prior to the Transfer Closing Date all conditions specified in the related credit agreement, loan agreement or similar governing document (the “Underlying Credit Agreement”) to the transfer of record ownership of a Collateral Asset to the Transferee, the related Transfer will take the form of a sale by assignment of such Collateral Asset on the Transfer Closing Date from the Transferor to the Transferee (each such Collateral Asset, a “Sold Collateral Asset”). To the extent that all conditions specified in the Underlying Credit Agreement to the transfer of record ownership of a Collateral Asset to the Transferee have not been satisfied on or prior to the Transfer Closing Date, the related Transfer will take the form of the grant of an undivided 100% participation interest in such Collateral Asset on the Transfer Closing Date (each such Collateral Asset, a “Participated Collateral Asset”). With respect to any Participated Collateral Asset, the Transferor and Transferee will cause the relevant participation to be elevated to an assignment to the Transferee (or, with the Administrative Agent’s prior written consent (including via email), to a Person identified to the Transferor as a designee of the Transferee) as soon as reasonably practicable pursuant to the provisions of Section 3.1 after the Transfer Closing Date, at which time such Collateral Asset shall become a Sold Collateral Asset. Such elevation is referred to herein as the “Elevation” with respect to any Participated Collateral Asset, and the date of any Elevation of such Participated Collateral Asset is referred to herein as the related “Elevation Date”.

(D)	The Transferee is obtaining financing by obtaining a loan or loans under the Credit Agreement (such financing, the “Loan”) entered into with the lender parties thereto (the “Lending Transaction”).

The parties hereto wish to provide for various matters in connection with the foregoing.

AGREEMENT

Accordingly, in consideration of the mutual agreements set forth herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

TRANSFER

Section 1.1 Transfer; Purchase

(a)	Transfer. Upon the terms and subject to the conditions hereof on the Transfer Closing Date, the Transferor and the Transferee hereby effect each Transfer, and, accordingly:

(i)

with respect to each Sold Collateral Asset, the Transferor hereby sells, transfers, assigns and conveys to the Transferee, and the Transferee hereby purchases from the Transferor, in each case for settlement of Transfer on the Transfer Closing Date, all the Transferor’s right, title, benefit and interest in and to such Collateral Asset, including any rights to accrued and unpaid interest, any payment or other periodic distributions as provided in Section 1.2 below; and

(ii)

with respect to each Participated Collateral Asset, the Transferor irrevocably agrees to sell, transfer and grant to the Transferee absolutely, and the Transferee agrees to acquire from the Transferor, a 100% undivided participation interest in such Participated Collateral Asset, which interest shall be understood to include, any rights to accrued and unpaid interest, any payment or other periodic distributions to the extent provided in Section 1.2 below, and to the extent permitted to be transferred under the terms governing such Collateral Asset and under applicable law, all claims, causes of action and any other right of the Transferor (in its capacity as a lender under any credit documentation executed and delivered in connection with a Collateral Asset), whether known or unknown, against any obligor or any of its affiliates, agents, representatives, contractors, advisors or other Person arising under or in connection with such documentation or that is in any way based on or related to any of the foregoing or the loan transactions governed thereby, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and purchased pursuant to this Agreement, (each, a “Participation Interest” and collectively, the “Participation Interests”), in each case, for settlement of Transfer on the Transfer Closing Date upon the terms and subject to the conditions set forth in this Agreement. In the case of any Collateral Asset, the Transferor shall assign such Collateral Asset to the Transferee in accordance with the transfer criteria in this Section 1.1. For the avoidance of doubt, the Transferor and the Transferee agree that the tenor, interest rate and other terms of a Participated Collateral Asset shall be coextensive with those of the underlying Collateral Asset.

(b)	Purchase.

(i)

The purchase price for (i) any Sold Collateral Asset and (ii) each Participation Interest sold on the Transfer Closing Date by the Transferor to the Transferee, shall be an amount equal to the fair market value thereof as determined by the Transferor and the Transferee and such transaction shall be on terms no less favorable to the Transferor than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate (in each case, the “Purchase Price”).

(ii)

The Purchase Price for each Collateral Asset set forth on Annex A acquired by the Transferee from the Transferor on the Transfer Closing Date pursuant to this Agreement and any participation interest in a Collateral Asset acquired by the Transferee from the Transferor on the Transfer Closing Date pursuant to this Agreement shall be paid in a combination of (A) immediately available funds in cash and (B) if the Buyer does not have sufficient funds in cash to pay the full amount of the Purchase Price, by a means of a contribution of Transferor to the Transferee in exchange for Equity Interests in the Transferee (“Warehouse Borrower Equity Interests”), which may be in the form of a deemed contribution by the Transferor to the Borrower Parent in exchange for Equity Interests in the Borrower Parent and a deemed contribution by the Borrower Parent to the Transferee in exchange for the Warehouse Borrower Equity Interests. Such Warehouse Borrower Equity Interests shall be issued to the Transferor (or the designee of the Transferor as identified to by the Transferor to the Transferee). To the extent the fair market value of any Collateral Asset purchased or acquired by the Transferee pursuant to this Agreement exceeds the amount of cash paid or other consideration exchanged therefore, such excess shall be deemed to be a capital contribution from the Transferor to the Transferee. In addition, the Transferor may also from time to time elect to contribute capital to the Transferee for any other purpose.

Section 1.2 Income Collections; Payments of Income Collections and Other Payments Received After the Transfer Closing Date

(a)

With respect to each Collateral Asset, the Transferee shall acquire from the Transferor all rights to accrued and unpaid interest, any payment or other periodic distributions (“Income Collections”) that, as of the Transfer Closing Date, are accrued but unpaid with respect to the period both from and after the Transfer Closing Date.

(b)

If at any time after the Transfer Closing Date the Transferor receives any Income Collection, the Transferor shall deliver such Income Collection on the business day following receipt to the Transferee. If at any time after the Transfer Closing Date the Transferor receives any other payment with respect to a Collateral Asset, the Transferor shall deliver such payment within five business days following receipt to the Transferee.

Section 1.3 Deliveries

(a)

On or prior to the Transfer Closing Date with respect to any Sold Collateral Asset or the relevant Elevation Date with respect to any Participated Collateral Asset, the Transferor shall cause the Transferee or its designee to become the record owner of the related Collateral Asset, including by giving any required notice or obtaining any required consent.

(b)	Each party agrees to execute and deliver all such further documents as may be reasonably requested by the other party in order to effect each Transfer as contemplated hereby.

Section 1.4 Conditions

The obligations of the parties to effect each Transfer are subject to the condition that no injunction or order of any court or regulatory agency of competent jurisdiction prohibiting or restraining such Transfer shall be in effect.

Section 1.5 Treatment of Transfer; Backup Grant of Security Interest

(a)

Each party hereto (i) agrees that each Transfer shall be a sale for all relevant purposes (other than for tax purposes) and (ii) intends, and has as its business objective, that (x) each Transfer be an absolute transfer and not be a transfer as security for a loan; provided that, with respect to any Participated Collateral Asset, the Transferee shall not be the record owner of legal title of the Collateral Asset until the Elevation Date of such Participated Collateral Asset, and (y) each Transfer as contemplated by this Agreement constitutes a conveyance, transfer and assignment of such Sold Collateral Asset or

Participation Interest, as applicable, including all beneficial and economic interests in the applicable Collateral Asset from the Transferor to the Transferee, leaving, in the case of a Participation Interest, the Transferor with only “bare legal title” to such underlying loan and the proceeds and any related collateral, such that the Sold Collateral Asset or Participation Interest (including such beneficial interest in the underlying loan and the proceeds and any related collateral) shall not be part of the Transferor’s estate, as determined pursuant to Section 541(d) of Title 11 of the United States Code (as amended, the “Bankruptcy Code”), in the event of the filing of a bankruptcy petition by or against the Transferor under the Bankruptcy Code. The relationship between the Transferor and Transferee shall be that of seller and buyer. No party hereto is a trustee or agent for the other or has any fiduciary obligations to any other party. This Agreement shall not be construed to create a partnership or joint venture between the parties hereto.

(b)

If, notwithstanding such intention of the parties, any Transfer is characterized by a court of competent jurisdiction as a transfer as security for a loan rather than a sale, or any Transfer shall for any reason be ineffective to transfer to the Transferee all of the Transferor’s right, title and interest in any Collateral Asset (including the Income Collections thereon) then the Transferor shall be deemed to have granted to the Transferee and the Transferor hereby grants to the Transferee, a security interest in and lien on all the Transferor’s right, title and interest in and to such Collateral Asset (including the Income Collections thereon) and, to the extent permitted to be transferred under applicable law and under the Underlying Credit Agreement, all claims, causes of action and any other right of the Transferor (in its capacity as a lender under such Underlying Credit Agreement), whether known or unknown, against any obligor or any of its affiliates, agents, representatives, contractors, advisors or other Person arising under or in connection with such documentation or that is in any way based on or related to any of the foregoing or the loan transactions governed thereby, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and purchased pursuant to this Agreement, whether now existing or hereafter acquired, in order to secure such loan and all other obligations of the Transferor hereunder. This Agreement shall constitute a security agreement within the meaning of the UCC. The Transferor, by execution and delivery of this Agreement, authorizes the Transferee to file, on or after the Transfer Closing Date, UCC financing statements naming the Transferor as the “debtor/seller”, the Transferee as “assignor secured party/buyer” and the Administrative Agent, on behalf of the Secured Parties, as “assignee of assignor secured party” in each jurisdiction that the Transferee deems necessary in order to perfect or protect its security interest in any such Collateral Asset (including the Income Collections thereon).

(c)

For so long as the Transferee owns any Participated Collateral Asset, the Transferee shall record in the Transferee’s books and records the fact that the Transferee is the owner of such Participated Collateral Asset. After the Transfer Closing Date, the Transferor shall record in its books and records the fact that the Transferor is no longer the beneficial owner of such Participated Collateral Asset and, after the relevant Elevation Date with respect to any Participated Collateral Asset, Transferor shall record in its books and records the fact that it is no longer the record owner of such Participated Collateral Asset.

(d)

In connection with this Agreement, the Transferor agrees to file (or cause to be filed) on or prior to the Closing Date, at its own expense, a financing statement or statements with respect to the Transferred Assets conveyed by the Transferor hereunder from time to time meeting the requirements of applicable state law in the jurisdiction of the Transferor’s organization to perfect and protect the interests of the Transferee created hereby under the UCC against all creditors of, and Transferees from, the Transferor, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Transferee as soon as reasonably practicable after its receipt thereof.

(e)

The Transferor agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Transferee may request, in order to perfect or protect the interest of the Transferee in the Transferred Assets conveyed hereunder or to enable the Transferee to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Transferor will, in order to accurately reflect the conveyances contemplated by this Agreement, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be requested by the Transferee and mark its records noting the conveyance to the Transferee of the Transferred Assets. The Transferor hereby authorizes the Transferee to file and, to the fullest extent permitted by applicable law the Transferee shall be permitted to sign (if necessary) and file, initial financing statements, continuation statements and amendments thereto and assignments thereof without further acts of the Transferor; provided that the description of collateral contained in such financing statements shall be limited to only Transferred Assets. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(f)	Any assignment of a Collateral Asset from the Transferor to the Transferee shall be subject to the terms of this Section 1.5.

Section 1.6 Compliance with Law

Each of the Transferee and the Transferor shall observe, in all material respects, all applicable laws of the jurisdiction of its formation relating to the conduct of its business and its assets.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of Each Party

Each party hereto (each, the “Representing Party”) represents and warrants to the other party as follows:

(a)	The Representing Party is duly formed or incorporated (as applicable) and validly existing as an entity and is in good standing under the laws of its jurisdiction of formation.

(i)	The Representing Party has the requisite power and authority to enter into, deliver and perform this Agreement.

(ii)

This Agreement has been duly authorized by all necessary action on the part of the Representing Party, has been duly executed by the Representing Party and is the valid and binding agreement of the Representing Party enforceable against such party in accordance with its terms, subject to (x) debtor relief laws, (y) general principals of equity, regardless of whether applied in a proceeding in equity or at law, and (z) the effects of possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

(iii)	The Representing Party is adequately capitalized in light of its contemplated business or activities.

(iv)	No Transfer will be a transfer of property in connection with any pre-existing indebtedness owed to its transferee.

(v)

There are no agreements or understandings between the Representing Parties (other than this Agreement) relating to or affecting the Collateral Assets and the proceeds thereof. This Agreement is not an attempt to hide the true agreement between the parties and the parties to this Agreement do not and will not depart from its terms with respect to the matters subject hereof.

(vi)	The Representing Party (other than the Transferor) conducts its business or activities solely in its own name.

(vii)

Other than as expressly contemplated by the Credit Agreement, the Representing Party (other than the Transferor) provides for the payment of its debts, expenses and liabilities from its own funds as the same shall become due.

(viii)

Other than as expressly contemplated by the Credit Agreement, the Representing Party maintains separate financial records that enable its assets to be readily ascertained as separate and apart from those of the other party.

(ix)

The Representing Party has not guaranteed and is not otherwise contractually liable for the payment of any liability of the other party. Neither the assets nor the creditworthiness of the Representing Party is generally held out as being available for the payment of any liability of the other party. The Representing Party maintains an arm’s-length relationship with the other party.

(x)	The Representing Party shall not commingle or pool any of its funds or assets with those of the other party.

(xi)	None of the execution, delivery and performance of this Agreement by the Representing Party will:

(A)

conflict with, result in any breach of or constitute a default (or an event which, with the giving of notice or passage of time, or both, would constitute a default) under, any term or provision of the organizational documents of the Representing Party or any indenture, agreement, order, decree or other instrument to which the Representing Party is a party or by which the Representing Party is bound, which conflict, breach or default would materially and adversely affect the Representing Party’s ability to perform its obligations hereunder; or

(B)

violate any provision of any law, rule or regulation applicable to the Representing Party of any regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Representing Party or its properties, which violation would materially and adversely affect the Representing Party’s ability to perform its obligations hereunder.

Section 2.2 Representations and Warranties of the Transferor

The Transferor represents and warrants to the Transferee as follows:

(a)

On the Transfer Closing Date with respect to each Collateral Asset, immediately prior to entering into this Agreement, the Transferor will own such Collateral Asset, will have good and marketable title thereto, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind (subject only to Permitted Liens), and upon the Elevation on the relevant Elevation Date with respect to any Participated Collateral Asset, the Transferee will receive good and marketable title to such Collateral Asset, free and clear of any pledge, lien, investment interest, charge, claim, equity or encumbrance of any kind. The participation in each Participated Collateral Asset will be granted to the Transferee free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest (other than the Transferor’s record ownership of the related Collateral Asset).

(b)

No consent, license, approval or authorization from, or registration or qualification with, any governmental body, agency or authority, nor any consent, approval, waiver or notification of any creditor or lessor is required in connection with the execution, delivery and performance by the Transferor of this Agreement, except such as have been obtained and are in full force and effect or the failure of which to obtain would not materially and adversely affect the Transferor’s ability to perform its obligations hereunder.

(c)

The Transferor has valid business reasons for transferring the Collateral Assets to the Transferee rather than obtaining a secured loan with the Collateral Assets as collateral. The Transferor is not effecting any Transfer in contemplation of the Transferor’s insolvency or with any actual intent to hinder, delay or defraud any of its creditors or for an improper purpose or willfully to defeat an obligation owed to a creditor.

(d)

The Transferor has been solvent at all relevant times before each Transfer and will not be rendered insolvent by any Transfer. At all relevant times before the date hereof, the Transferor did not engage in or have plans to engage in any business or transaction as a result of which the total assets remaining with the Transferor would constitute an unreasonably small amount of capital. The Transferor has not incurred and does not intend to incur, debts that would be beyond its ability to pay as they mature.

(e)

The Purchase Price paid by the Transferee to the Transferor for each Sold Collateral Asset and Participated Collateral Asset represents the fair market value of such assets as of the date of determination.

(f)	The Transferor is not the subject of any insolvency or bankruptcy proceeding under any Applicable Law.

(g)

The Transferor will not take any action inconsistent with the Transferee’s ownership of any Sold Collateral Asset or Participated Collateral Asset. If a third party, including a potential purchaser of the Collateral Assets, should inquire with respect to any Collateral Asset which has not been elevated, Transferor will disclose that such Participated Collateral Asset has been sold to Transferee and will claim no beneficial interest in the Collateral Assets.

(h)

Upon consummation of the sale of any Sold Collateral Asset or of the respective Participation Interests in each Participated Collateral Asset on the date hereof, the Transferor acknowledges that it is not the beneficial owner of any Collateral Asset, has no right to any payments on any Collateral Asset and is not liable for failure by any underlying obligor to make any payment on any Collateral Asset.

ARTICLE III

MISCELLANEOUS

Section 3.1 Elevation

(a)

Subject to the terms and provisions of the applicable Participated Collateral Assets, the Transferor and the Transferee shall use commercially reasonable efforts to effect an Elevation, as soon as reasonably practicable and in all events within 90 days of the Transfer Closing Date, with respect to each such Participated Collateral Asset and take such action (including the execution and delivery of an assignment agreement) as shall be mutually agreeable in connection therewith and in accordance with the terms and conditions of each such Participated Collateral Asset and consistent with the terms of this Agreement. The Transferee shall pay any elevation fees, transfer fees and other expenses payable in connection with an Elevation and any expenses of administering each Participated Collateral Asset prior to its Elevation.

(b)

If the Transferor is dissolved, each party agrees (so far as the same is within its power and control) that the Participation Interests in each of the Participated Collateral Assets shall elevate automatically and immediately to an assignment and all of Transferor’s rights, title, interests and ownership of such Participated Collateral Assets shall vest in Transferee. Transferor shall be deemed to have consented and agreed to Elevation for each of the Participated Collateral Assets upon the execution of this Agreement. Transferor agrees that, following Transferor’s dissolution, Transferee shall be permitted to take any and all action necessary to effectuate an Elevation and/or finalize an assignment of any of the Collateral Assets, and in furtherance of the foregoing, effective immediately upon a dissolution of Transferor, Transferor hereby makes, constitutes and appoints Transferee, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents that the Transferee reasonably deems appropriate or necessary in connection with any Elevation or finalization of an assignment of any of the Collateral Assets. The foregoing power of attorney is (x) hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the bankruptcy or insolvency or dissolution of the Transferor and (y) expressly limited to the foregoing actions taken with respect to Participated Collateral Assets.

(c)

Prior to the Elevation Date, the Transferor shall not agree to any amendments, supplements, or other modifications of any credit documentation, loan agreement or similar governing document in respect of a Participated Collateral Asset to the extent that such amendment, supplement, or modification would (i) extend or increase the commitment of any lender thereunder, (ii) postpone any date fixed thereunder for any payment of principal, interest, or other payments or periodic distributions due to the lenders thereunder, or (iii) reduce the amount of any such payment of principal or interest owing to such lenders, (iv) reduce the rate of interest payable to such lenders as specified therein or (v) release any material portion of, any Participated Collateral Asset, without the prior written consent of the Transferee.

Section 3.2 Amendments

This Agreement may not be amended, altered, supplemented or otherwise modified, except by the execution and delivery of a written agreement by each of the parties hereto; provided that, Annex A hereto may be amended, altered, supplemented or otherwise modified prior to the Transfer Closing Date of the applicable Transfer by agreement of each of the parties hereto (with the consent of the Administrative Agent) via email.

Section 3.3 Communications

Except as may be otherwise agreed between the parties, all communications hereunder shall be made in writing to the relevant party by courier or by email:

To the Transferor:

Owl Rock Core Income Corp.

399 Park Avenue, 38th Floor

New York, NY 10022

Attention: Accounting

Telephone: 212-419-3035

Email: Accounting@blueowl.com

To the Transferee:

ORCIC JV WH LLC

c/o Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

Attention: Don Puglisi

Email: dpuglisi@puglisiassoc.com

or to such other address, email or telephone number as either party may notify to the other party in accordance with the terms hereof from time to time. Any communications hereunder shall be effective upon receipt.

Section 3.4 Certain Definitions; Interpretation

(a)	As used herein:

“Credit Agreement” means the Credit Agreement, dated as of August 24, 2022 by and among the Transferee, as Borrower, Bank of America, N.A., as administrative agent, and the lenders party from time to time thereto.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding thereof.

“Transferred Assets” means, all, right, title and interest in each Sold Collateral Asset and Participated Collateral Asset conveyed to the Transferee pursuant to this Agreement.

(b)	Except as otherwise specified herein or as the context may otherwise require:

(i)

capitalized terms used in this Agreement have the respective meanings assigned to them herein for all purposes of this Agreement, and, to the extent not defined herein, have the meanings ascribed to them in the Credit Agreement;

(ii)	the definitions of terms herein are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms;

(iii)	the terms “payment” and “distribution” are synonymous;

(iv)

the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole (including any attachments hereto) and not to any particular Article, Section or other subdivision;

(v)	the word “including” and correlative words shall be deemed to be followed by the phrase “without limitation” unless actually followed by such phrase or a phrase of like import;

(vi)	the word “or” is always used inclusively herein (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”) when not used in an “either/or” construction;

(vii)

references to a Person include references to such Person’s successors and assigns (but this clause (vii) shall not permit any assignment of any right hereunder or any delegation of any obligation hereunder that is prohibited or limited hereby);

(viii)	references to an agreement or other document are to it as amended, supplemented, restated and otherwise modified from time to time and to any successor document;

(ix)	references to a statute, regulation or other government rule are to it as amended from time to time and, as applicable, are to corresponding provisions of successor governmental rules;

(x)	references to an “Article”, a “Section”, an “Exhibit” or a “Schedule” are to an article hereof, a section hereof, an exhibit hereto or a schedule hereto; and

(xi)	the titles of Articles and Sections hereof are for convenience only, and they neither form a part of this Agreement nor are to be used in the construction or interpretation hereof.

Section 3.5 Governing Law

This Agreement shall be governed by and construed and interpreted in accordance with the law of the State of New York.

Section 3.6 Submission to Jurisdiction

The Transferee irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind of description, whether in law or equity, whether in contract or in tort or otherwise, against the Transferor in any way relating to this Agreement or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Transferor may otherwise have to bring any action or proceeding relating to this Agreement against the Transferee or its properties in the courts of any jurisdiction.

Section 3.7 Waiver of Venue

The Transferee irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in Section 3.8. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 3.8 No Liability

(a)

The Transferor and the Transferee make no representation or warranty, express or implied, and assume no responsibility, with respect to the genuineness, authorization, execution, delivery, validity, legality, value, sufficiency, perfection, priority, enforceability or collectability of any Collateral Asset or credit documentation executed and delivered in connection with a Collateral Asset. The Transferor and the Transferee assume no responsibility for (i) (except as otherwise expressly provided herein) any representation or warranty made by, or the accuracy, completeness, correctness or sufficiency of any information (or the validity, completeness or adequate disclosure of assumptions underlying any estimates, forecasts or projections contained in such information) provided directly or indirectly by, any obligor in respect of a Collateral Asset or any credit documentation thereof or by any other Person, (ii) the performance or observance by any obligor of any of the provisions of any credit documentation in respect of a Collateral Asset (whether on, before or after the Transfer Closing Date), (iii) the filing, recording, or taking of any action with respect to any credit documentation in respect of a Collateral Asset, (iv) the financial condition of any obligor in respect of a Collateral Asset or of any other Person or (v) (except as otherwise expressly provided herein) any other matter whatsoever relating to any obligor in respect of a Collateral Asset, any other Person or the Collateral Assets.

(b)

In making, handling and transferring the Sold Collateral Assets and the Participated Collateral Assets, each of the Transferor and the Transferee shall exercise the same care as it normally exercises with respect to similar loans or commitments, but neither the Transferor nor the Transferee shall have any further responsibility to the Transferee except with respect to the duties expressly provided herein and except for its own gross negligence or willful misconduct which results in actual loss to the Transferee.

Section 3.9 Conduct of Business

Transferor represents, warrants and agrees that, from and after the date hereof, it shall not grant a security interest in or lien on or otherwise pledge, mortgage, hypothecate or encumber (or permit such to occur or suffer such to exist other than pursuant to this Agreement), any part of the Sold Collateral Assets and/or the Participated Collateral Assets.

Section 3.10 Custodian

Transferor agrees (a) to cause the custodian of the bank accounts of Transferor established to receive proceeds of the Sold Collateral Assets or the Participated Collateral Assets, as applicable, to, on the business day following receipt thereof, remit such proceeds to Transferee and (b) on the business day following receipt thereof, to forward to Transferee any notices, requests or other communications received in respect of the Sold Collateral Assets or the Participated Collateral Assets, as applicable.

Section 3.11 Parties Benefited

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any right or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) or delegated by either party without the prior written consent of the other party, except that (i) a party may make a transfer of all (but not less than all) of its rights and obligations under this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity and (ii) the Transferee may grant a lien on all of its rights under this Agreement under and in accordance with the Credit Agreement entered into in connection with the Lending Transaction. Any purported transfer that is not in compliance with this provision will be void. No Person shall be a third party beneficiary of this Agreement.

Section 3.12 Severability

If any term, provision, covenant or condition of this Agreement, or the application thereof to the Transferor or Transferee or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the Transferor and Transferee as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations of the Transferor and Transferee or the practical realization of the benefits hereof that would otherwise be conferred upon the Transferor and the Transferee. The Transferor will endeavor in good faith negotiations with the Transferee to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

Section 3.13 Indemnity

The Transferee shall reimburse the Transferor for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, and disbursements, including reasonable legal fees, which may be incurred or made by the Transferor in connection with any action which may be taken by the Transferor to collect the principal of or interest on the Collateral Assets in which the Transferee is participating or for the preservation or enforcement of any rights conferred by any credit documentation in respect of a Collateral Asset for which the Transferor is not reimbursed at any time by or on behalf of any obligor under such credit documentation.

Section 3.14 Documents

If requested by Transferee, the Transferor shall furnish to the Transferee copies of any credit documentation in its possession in respect of a Collateral Asset and, as and when available to the Transferor, a copy of each amendment, consent or waiver in connection with any such documentation. The Transferee agrees that it shall maintain the confidentiality of any such documents to the extent required therein and to the same extent as if it were the Transferor and shall, upon the Transferor’s request, provide to the Transferor a confidentiality undertaking to such effect in accordance with the terms of the such documentation prior to the delivery thereof.

Section 3.15 Counterparts

This Agreement (and each amendment, modification and waiver in respect of it) may be executed in any number of counterparts (including by facsimile transmission or other form of electronic transmission), each of which shall be an original, but all of which together shall constitute one and the same agreement.

Section 3.16 No Proceedings

Each of the parties hereto agrees that neither it nor any assignee hereunder will institute against, or join, cooperate with or encourage any other Person in instituting against, the Transferor or the Transferee any bankruptcy or other insolvency proceedings so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the termination of the Lending Transaction. The provisions of this Section 3.16 are a material inducement for the Secured Parties to enter into the and the Credit Agreement and the transactions contemplated thereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 3.16 and the Administrative Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or any similar laws. Each Transfer under this Agreement shall be on a fully non-recourse basis.

ARTICLE IV

ADDITIONAL REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNITIES OF THE TRANSFEROR

Section 4.1 Protection of Transferee’s Interest

The Transferor in its capacity as Transferor hereunder, agrees as that it shall to the extent consistent with this Agreement, take such actions as may be reasonably requested by the Administrative Agent to ensure that, if this Agreement were deemed to create a security interest in the applicable Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a perfected security interest in favor of the Transferee under applicable law. The Transferor represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Transferor’s estate pursuant to Section 541 of the Bankruptcy Code.

Section 4.2 Indemnification

Without limiting any other rights which any such Person may have hereunder or under applicable law, the Transferor, in its capacity as Transferor hereunder, agrees to indemnify on a net after-tax basis (including, for example, taking into account the deductibility of an applicable underlying damage, loss, liability or related cost and expense) the Transferee and its successors, transferees, and assigns (including each Secured Party) and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of any breach by the Transferor of any of its obligations hereunder or arising as a result of the failure of any representation or warranty of the Transferor herein to be true and correct on the date such representation or warranty was made, excluding, however, (a) Indemnified Amounts in respect of any Transferred Asset due to the creditworthiness of the obligor of such Transferred Asset, (b) Indemnified Amounts payable to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party or its agent or subcontractor, (c) non-payment by any obligor of any Transferred Asset of an amount due and payable with respect to a Transferred Asset, (d) any Excluded Taxes and any Taxes indemnifiable under the Credit Agreement and (e) Indemnified Amounts resulting from the performance or non-performance of the Transferred Assets.

Section 4.3 Additional Representations and Warranties of the Transferor

The Transferor, in its capacity as Transferor hereunder, represents and warrants to the Transferee as of the Effective Date:

(a)

Fair Consideration; No Avoidance for Collateral Asset Payments. With respect to each Transferred Asset, the Transferor shall transfer such Transferred Asset to the Transferee upon payment by Transferee of the Purchase Price in cash (or, if applicable, in a combination of cash and Warehouse Borrower Equity Interests), made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value. Each such conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Transferor to the Transferee. In addition, no such conveyance shall have been made with the intent to hinder or delay payment to or defraud any creditor of the Transferor.

(b)

Eligibility of Transferred Collateral Assets. Each Transferred Asset is an Eligible Collateral Asset. Annex A to this Agreement is an accurate and complete listing of all Transferred Assets as of the Effective Date.

(c)

True and Complete Information. All information heretofore or hereafter furnished by or on behalf of the Transferor in writing to any Lender, the Collateral Custodian or the Administrative Agent in connection with this Agreement, the other Loan Documents, the Transferred Assets, or any transaction contemplated hereby is and will be (when taken as a whole) true, correct and complete in all material respects.

(d)

Payment in Full. The Transferor had no actual knowledge at the time of conveyance of a Transferred Asset of any fact which would lead it to know that any payments on such Transferred Asset will not be paid in full when due or to expect any other material adverse effect on the Transferred Assets or the interests of the Transferor therein.

(e)

No Brokers or Finders. No broker or finder acting on behalf of the Transferor was employed or utilized in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby and the Transferor has no obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

(f)	Restricted Payments. The Transferor shall not cause the Transferee to make any payments or distributions which would violate Section 7.06 (Restricted Payments) of the Credit Agreement.

(g)

Special Purpose Entity. The Transferee is an entity with assets and liabilities distinct from those of the Transferor and any Affiliates thereof, and the Transferor hereby acknowledges that the Administrative Agent and each of the Lenders are entering into the transactions contemplated by the Credit Agreement in reliance upon the Transferee’s identity as a separate legal entity. Therefore, from and after the date of execution and delivery of this Agreement, the Transferor shall take all reasonable steps, including all steps that the Transferee or the Administrative Agent may from time to time reasonably request, to maintain the Transferee’s identity as a legal entity that is separate from the Transferor and from each other Affiliate of the Transferor, and to make it manifest to third parties that the Transferee is an entity with assets and liabilities distinct from those of the Transferor and each other Affiliate thereof and not just a division of the Transferor or any such other Affiliate.

(h)

Set–Off, etc. At the time of conveyance of a Transferred Asset and to the knowledge of the Transferor after reasonable inquiry, such Transferred Asset has not been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Transferor or by the obligor of such Transferred Asset thereof, and at such time such Transferred Asset is not subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Transferred Asset or otherwise, by the Transferor or by the obligor of such Transferred Asset with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Transferred Asset otherwise permitted under the Loan Documents.

(i)

No Liens, Etc. The Collateral and each part thereof is owned by the Transferor free and clear of any Adverse Claim (other than Permitted Liens) or restrictions on transferability and the Transferor has the full right, power and lawful authority to assign by way of security, charge, transfer and pledge the same and interests therein. The Transferor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral.

(j)

Selection Procedures. In selecting the Collateral Assets hereunder, no selection procedures were employed which are intended to be adverse to the interests of the Administrative Agent, any Agent or any Lender.

Section 4.4 Covenants of the Transferor

The Transferor, in its capacity as Transferor hereunder, hereby covenants and agrees with the Transferee that:

(a)

Taxes. The Transferor will file on a timely basis all federal and other material Tax returns required to be filed and will pay all federal and other material Taxes due and payable by it (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Transferor).

(b)

Change of Name, Etc. The Transferor shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Transferor (or by the Administrative Agent on behalf of the Transferor) in accordance with this Agreement seriously misleading or change its jurisdiction of organization, unless the Transferor shall have given the Transferee at least 10 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

(c)

Sale Characterization. Other than for tax purposes, in which case this clause (c) shall not apply, the Transferor shall not make statements or disclosures, or treat the transactions contemplated by this Agreement in any manner other than as a true sale and absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Assets; provided that the Transferor may consolidate the Transferee and/or its properties and other assets for accounting purposes in accordance with GAAP.

(d)

Nonconsolidation Opinions. The Transferor shall not take any action contrary to the assumptions contained in the opinion of Milbank LLP, dated as of the date hereof, relating to certain nonconsolidation, or equivalent, matters.

Section 4.5 Waiver of Jury Trial

Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other person has represented, expressly or otherwise, that such other person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

Owl Rock Core Income Corp., as Transferor

By:	/s/ Jonathan Lamm
Name:	Jonathan Lamm
Title:	Chief Financial Officer

ORCIC JV WH LLC, as Transferee

By:	/s/ Bryan Cole
Name:	Bryan Cole
Title:	Authorized SIgnatory

Annex A

Schedule of Collateral Assets

[Provided Separately]

Ann. A-1